UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2004

SECURITY BANK CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-23261	58-2107916
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of principal executive offices)

(478) 722-6200

Registrant’s Telephone Number, including area code

Not applicable

(Former name or former address, if changed since last report)

ITEM 2.02 Results of Operations and Financial Condition

On August 19, 2004, Security Bank Corporation issued a press release to announce that it has declared a third quarter dividend, paying $0.11 per share on September 30, 2004 to shareholders of record on September 15, 2004. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit
99.1	Press Release of Security Bank Corporation dated August 19, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Date: August 19, 2004	By:	/s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release distributed August 19, 2004